Exhibit 10.4

REGISTRATION RIGHTS TERMINATION AGREEMENT

This Registration Rights Termination Agreement (this “Agreement”) is entered into as of January 21, 2025 by and among Deerfield Partners, L.P. (“Deerfield Partners”), Deerfield Private Design Fund III, L.P. (“DPD III” and, together with Deerfield Partners, the “Deerfield Funds”) and Acutus Medical, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company and the Deerfield Funds are parties to that certain Registration Rights Agreement, dated as of June 30, 2022 (the “Registration Rights Agreement”);

WHEREAS, the Company previously filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) (File No. 333-266804) with respect to the offer and sale from time to time of the Company’s securities held by the Deerfield Funds (the “Resale Registration Statement”);

WHEREAS, the Company has proposed to effect the deregistration of the Company’s common stock, par value $0.001 per share, with the SEC, including the termination of the Company’s periodic reporting obligations under the Securities Exchange Act of 1934, as amended (the “Deregistration”);

WHEREAS, in connection with the Deregistration, the Company and the Deerfield Funds have entered into on or about the date hereof (i) an amendment (the “Amendment”) to the Company’s Amended and Restated Credit Agreement, dated as of June 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Company, the Deerfield Funds and Wilmington Trust, National Association, as Administrative Agent, (ii) a contingent payment agreement and (iii) a warrant termination agreement (collectively with this Agreement, the “Transaction Documents”); and

WHEREAS, effective as of the Fifth Amendment Effective Date (as defined in the Amendment), the Company and the Deerfield Funds desire to terminate the Registration Rights Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Deerfield Funds agree as follows:

1.	Termination of Registration Rights Agreement. The parties hereto acknowledge and agree that, effective upon the Fifth Amendment Effective Date, and without any further action by any party hereto, the Registration Rights Agreement is hereby terminated and shall be of no further force or effect; provided, however, that the provisions contained in Sections 7 (Indemnification), 8 (Contribution) and 12 (Miscellaneous) of the Registration Rights Agreement (collectively, the “Surviving Provisions”) shall survive and remain in effect notwithstanding such termination.

2.	Termination of Registration. The Deerfield Funds, on behalf of themselves and their affiliates, hereby acknowledge and agree that, effective upon the Fifth Amendment Effective Date, the Company shall be permitted without any further consent of the Deerfield Funds or their affiliates, to withdraw the Resale Registration Statement and terminate the offer and/or sale of securities under the Resale Registration Statement, by making any necessary filings or taking any other necessary actions with the SEC, including by post-effective amendment to the Resale Registration Statement (the “Registration Statement Termination”).

3.	Representations and Warranties.

a.	Each of the Deerfield Funds represents and warrants to the Company that each Deerfield Fund has full power and authority to execute and deliver this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Deerfield Fund of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Deerfield Fund and no other actions or proceedings on the part of such Deerfield Fund are necessary to authorize the execution and delivery of this Agreement and the consummation by such Deerfield Fund of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Deerfield Fund, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Deerfield Fund, enforceable against such Deerfield Fund in accordance with its terms.

b.	The Company represents and warrants to the Deerfield Funds that the Company has full power and authority to execute and deliver this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company and no other actions or proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Deerfield Funds, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law provisions of the State of New York or any other state.

5.	Counterparts; Electronic transmission. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or e-mail attachment will be accepted and considered duly executed.

6.	Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or superseded only by a writing executed by the parties hereto.

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IN WITNESS WHEREOF, this Registration Rights Termination Agreement is executed as of the date first above written.

Company:

ACUTUS MEDICAL, INC.

By:	/s/ Takeo Mukai
Name:	Takeo Mukai
Title:	Chief Executive Officer

[Signature Page to Registration Rights Termination Agreement]

IN WITNESS WHEREOF, this Registration Rights Termination Agreement is executed as of the date first above written.

Registration Rights Holders:

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., its General Partner

By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., its General Partner

By: J.E. Flynn Capital III, LLC,, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

[Signature Page to Registration Rights Termination Agreement]